Filed Pursuant to Rule 424(b)(7)
Registration No. 333-267226

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 1, 2022)

National Bank Holdings Corporation

3,096,740 Shares of Common Stock

This prospectus supplement supplements the prospectus dated September 1, 2022 and registers the resale of an aggregate of up to 3,096,740 shares (the “Shares”) of our Class A Common Stock, par value $0.01 (the “common stock”), which are held by the selling stockholders named in this prospectus.

The selling stockholders may elect to sell, from time to time, the Shares offered pursuant to this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their Shares in the section of this prospectus entitled “Plan of Distribution”. We will bear all costs, expenses, and fees in connection with the registration of the Shares. We will not receive any proceeds from the Shares sold by the selling stockholders.

This prospectus supplement should be read in conjunction with, and may not be delivered or used without, the prospectus. This prospectus supplement is qualified by reference to the information incorporated by reference in the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained or incorporated by reference in the prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NBHC.” The last reported sale price of our common shares on August 23, 2022, was $41.68 per share.

Investing in our securities involves risks. See the “Risk Factors” on page S-9 of this prospectus supplement and any similar section contained in the applicable prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 1, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2022, using an automatic “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the proposed resale or other disposition by the selling stockholders identified in this prospectus supplement, of 3,096,740 Shares. The prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We are filing this prospectus supplement to satisfy one of our obligations under the merger agreement, dated as of April 18, 2022 (the “Merger Agreement”), entered into in connection with the merger of Community Bancorporation, a Utah corporation and parent of the Rock Canyon Bank, a bank chartered under the laws of the State of Utah, with and into National Bank Holdings Corporation (the “Merger”). The Shares of were issued in a transaction exempt from registration in connection with the Merger. We are not selling any Shares under this prospectus supplement and will not receive any of the proceeds from the sale or other disposition of the Shares by the selling stockholders.

You should only rely on the information contained or incorporated by reference in this prospectus supplement. Neither we nor any Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any Selling Stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

Unless the context requires otherwise, references to “National Bank Holdings,” the “Company,” “we,” “our,” “ours” and “us” are to National Bank Holdings Corporation and its subsidiaries.

You should assume that the information in this prospectus supplement is accurate as of the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website: https:/www.investorrelations.nationalbankholdings.com/corporate-information/corporate-profile/default.aspx as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement or incorporated by reference into this prospectus supplement.

This prospectus supplement is part of a registration statement filed on Form S-3ASR with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and our common stock, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that National Bank Holdings Corporation files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents that National Bank Holdings Corporation has already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 23, 2022;

●	Quarterly Reports on Form 10-Q for quarters ended March 31, 2022, filed on May 3, 2022, and June 30, 2022, filed on August 2, 2022;

●	Current Reports on Form 8-K, filed on January 20, 2022 (one of two reports), April 5, 2022, April 20, 2022, May 3, 2022, May 5, 2022, July 22, 2022, and August 2, 2022, (other than the portions of those documents deemed furnished and not filed);

●	The Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2022; and

●	The description of our capital stock set forth in the Registration Statement on Form 8-A, filed on September 17, 2012, as such description has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 23, 2022, including any amendments or reports filed for the purpose of updating such descriptions.

We incorporate by reference additional documents that National Bank Holdings Corporation may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the termination of the offering of the securities described in this prospectus supplement (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge, upon written or oral request, a copy to each person (including any beneficial owner) to whom this prospectus supplement is delivered of any or all of the documents that are incorporated by reference into this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
Attention: Investor Relations
Telephone: (720) 554-6680

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. These statements are only predictions and involve estimates, risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects.

Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	Difficulties and delays in integrating the mergers of NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated (the “mergers”) business or fully realizing cost savings and other benefits;

●	our ability to obtain regulatory approval for Bancshares of Jackson Hole Incorporated and meet other closing conditions for the mergers on the expected terms and schedule;

●	delay in closing the mergers;

●	our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans;

●	business and economic conditions generally and in the financial services industry;

●	effects of any potential government shutdowns;

●	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

●	effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

●	changes imposed by regulatory agencies to increase our capital to a level greater than the current level required for well capitalized financial institutions;

●	effects of inflation, including its associated impact on labor costs, as well as, interest rate, securities market and monetary supply fluctuations;

●	changes in the economy or supply-demand imbalances affecting local real estate values;

●	changes in consumer spending, borrowings and savings habits;

●	with respect to our mortgage business, our inability to negotiate our fees with Fannie Mae, Freddie Mac, Ginnie Mae or other investors for the purchase of our loans, our obligation to indemnify purchasers or to repurchase the related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio;

●	our ability to identify potential candidates for, obtain regulatory approval for, and consummate, acquisitions, consolidations or other expansion opportunities on attractive terms, or at all;

●	our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions;

●	our ability to realize the anticipated benefits from enhancements or updates to our core operating systems from time to time without significant change in our client service or risk to our control environment;

●	our dependence on information technology and telecommunications systems of third-party service providers and the risk of system failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information;

●	our ability to achieve organic loan and deposit growth and the composition of such growth;

●	changes in sources and uses of funds, including loans, deposits and borrowings;

●	increased competition in the financial services industry, nationally, regionally or locally, resulting in, among other things, lower returns;

●	continued consolidation in the financial services industry;

●	our ability to maintain or increase market share and control expenses;

●	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

●	the trading price of shares of the Company’s stock;

●	the effects of tax legislation, including the potential of future increases to prevailing tax rates, or challenges to our position;

●	our ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets;

●	costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations, reviews or other inquiries; and changes in regulations that apply to us as a Colorado state-chartered bank;

●	technological changes;

●	the timely development and acceptance of new products and services, including in the digital technology space and our digital solution 2UniFi, and perceived overall value of these products and services by our clients;

●	changes in our management personnel and our continued ability to attract, hire and retain qualified personnel;

●	ability to implement and/or improve operational management and other internal risk controls and processes and our reporting system and procedures;

●	regulatory limitations on dividends from our bank subsidiary;

●	changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

●	widespread natural and other disasters, dislocations, political instability, pandemics, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically;

●	a cyber-security incident, data breach or a failure of a key information technology system;

●	adverse effects due to the novel Coronavirus Disease 2019 “COVID-19” on the Company and its clients, counterparties, employees and third-party service providers, and the adverse impacts on our business, financial position, results of operations and prospects;

●	impact of reputational risk on such matters as business generation and retention;

●	other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and

●	our success at managing the risks involved in the foregoing items.

Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent SEC filings.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

OUR COMPANY

National Bank Holdings Corporation (“NBHC” or the “Company”) is a bank holding company that was incorporated in the State of Delaware in 2009. The Company is headquartered in Greenwood Village, Colorado, and its primary operations are conducted through its wholly owned subsidiary, NBH Bank (the “Bank”). The Company provides a variety of banking products and services to both commercial and consumer clients through a network of 81 banking centers, as of June 30, 2022 located primarily in Colorado and the greater Kansas City region, and through online and mobile banking products and services. As of June 30, 2022, we had $7.2 billion in assets, $4.8 billion in loans, $6.2 billion in deposits and $0.8 billion in Stockholders’ equity.

Our headquarters are located at 7800 East Orchard Road, Suite 300, Greenwood Village, Colorado, 80111-2549. Our telephone number is (720) 554-6680. Our website address is https://www.nationalbankholdings.com. The information on our website is not part of this prospectus supplement and is not incorporated into this prospectus supplement.

RISK FACTORS

Before you invest in our common stock, in addition to the other information in this supplement and the prospectus, you should carefully consider the risk factors discussed under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The proceeds from any sale of our common stock pursuant to this prospectus supplement are solely for the account of the selling stockholders. We will not receive any proceeds from any sale of our common stock by the selling stockholders.

DESCRIPTION OF OUR COMMON STOCK

The selling stockholders may offer from time to time up to 3,096,740 shares of our common stock, par value $0.01.

Our certificate of incorporation authorizes us to issue 200,000,000 shares of Class A common stock, $0.01 par value per share, 200,000,000 shares of Class B non-voting common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of August 23, 2022, 30,081,122 shares of Class A common stock and no shares of Class B common stock, and no shares of preferred stock were outstanding.

For a more detailed description of our capital stock, including our common stock, see the “Description of Common Stock and Preferred Stock” section in the accompanying base prospectus, as well as any changes to such description included in a Form 8-K or amendment thereto filed after the date of this prospectus supplement and incorporated by reference herein.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus supplement, including their respective donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may offer and sell up to 3,096,740 shares of our common stock. Other than disclosed herein, the foregoing shares represent all the shares of common stock reported to us as held by the selling stockholders as of August 23, 2022.

Effective as of April 18, 2022, the Company and Community Bancorporation (of which the selling stockholders named in this prospectus supplement were, prior to the effective time of the Merger, shareholders) entered into the Merger Agreement, pursuant to which we agreed to register the Shares held by the selling stockholders. We are registering the Shares of the selling stockholders to fulfill our obligations under the Merger Agreement. We have agreed to pay all fees and expenses incurred in connection with this registration, but not any selling expenses of any selling stockholders (including all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Shares and fees and disbursements of counsel for any Selling Stockholder).

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of August 23, 2022. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the Shares covered by this prospectus supplement, we cannot determine the number of Shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus supplement.

The following table sets forth information regarding the beneficial ownership of our Shares by the selling stockholders, immediately before and as adjusted to give effect to this offering. Percentage of beneficial ownership is based on 30,081,122 shares of common stock outstanding as of August 23, 2022 as adjusted to reflect the issuance of 3,096,740 shares of common stock issued in connection with the Merger Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof, or has the right to acquire any such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and dispositive power over all Shares shown as beneficially owned by the stockholder.

	Shares of	Maximum
	Common Stock	Number of
	Beneficially	Shares of	Shares of Common Stock
	Owned Prior	Common	Beneficially Owned After
	to Offering	Stock Being	Offering(1)
Name	Number	Offered	Number	% of Class
Adelman Family Trust(2)	4,288	4,288	—	—
Aldo Bussio or Valerie Bussio	66,543	66,543	—	—
Aldo Bussio and Valerie Bussio	3,405	3,405	—	—
Byrd N Pearson or Bethene Jasper	343	343	—	—
Byrd N Pearson or Joseph B Pearson	343	343	—	—
Byrd N Pearson or Suann Adams	343	343	—	—
Blake M Roney	2,064,806	2,064,806	—	—
Carolyn Sims	1,327	1,327	—	—
Charleen A. Ford	2,859	2,859	—	—
David Royal Upvall	263	263	—	—
Debbie Lee	68	68	—	—
Edith Pearson Mosher Revocable Living Trust(3)	462	462	—	—
J. Collin Allan or Scott E. Allan	4,288	4,288	—	—
James Randy Jasper or Bethene Jasper	46	46	—	—
Jay Alan Garrett and Sharon Garrett	84	84	—	—
Central Bank, Custodian FBO: Jay A.	1,715	1,715	—	—
Garrett, Roth IRA(4)
Joan S. Sorenson Living Trust(5)	3,670	3,670	—	—
John A. Johnson and Candyce Johnson,	1,248	1,248	—	—
TT of the Johnson Family Trust(6)
Joseph Byrd Pearson	7	7	—	—
Keven Wilson or Karen Wilson	571	571	—	—
Kevin J. Mecham	1,003	1,003	—	—
Larry Gray	4,288	4,288	—	—
Linda Strate	1,429	1,429	—	—
Maben CAGJ, LTD - Clair B. Anderson(7)	12,865	12,865	—	—
Clair Anderson	8,763	8,763	—	—
Matthew Todd Upwall	263	263	—	—
McCollins, LLC(8)	3,405	3,405	—	—
MS Properties Group 4, L.L.C(9)	106,976	106,976	—	—
Park Roney	362,683	362,683	—	—
Paul D. and Jennifer S. Upwall Family Trust(10)	195	195	—	—
Paulene Roylance Trust(11)	371	371	—	—
R. Gary Winger	4,288	4,288	—	—
Central Bank, Custodian FBO: R. Gary Winger IRA (12)	16,812	16,812	—	—
Central Bank, Custodian FBO: R. Tod Monsen, IRA (13)	9,001	9,001	—	—
Rick Lake	1,864	1,864	—	—
Robert Tod Monsen	68,558	68,558	—	—
Sims Family Revocable Trust(14)	837	837	—	—
Stanley R. Smith and Katherine Smith, JTWROS	1,278	1,278	—	—
Steven J Lund	258,150	258,150	—	—
Steven M. Sims	68	68	—	—
Steven Richard Upwall	263	263	—	—
Suann P Adams	386	386	—	—
Thomas N. Thurston	2,673	2,673	—	—
Tim L. Davies	49,374	49,374	—	—
Central Bank, Custodian FBO: Tim L. Davies, IRA (15)	9,001	9,001	—	—
Todd Stewart	15,267	15,267	—	—

(1)	Assumes the sale of all shares offered pursuant to this prospectus supplement.

(2)	Dixie Adelman, Trustee, has voting and dispositive power over the shares held by Adelman Family Trust.

(3)	Edith Pearson Mosher, Trustee, has voting and dispositive power over the shares held by Edith Pearson Mosher Revocable Living Trust.

(4)	Jay Alan Garrett, as a natural person, has voting and dispositive power over the shares held by Jay A. Garrett, Roth IRA.

(5)	Joan S. Sorenson, Trustee, has voting and dispositive power over the shares held by Joan S. Sorenson Living Trust.

(6)	John A. Johnson and Candyce Johnson, as Trustees, have voting and dispositive power over the shares held by Johnson Family Trust.

(7)	Clair Barton Anderson, as a natural person, has voting and dispositive power over the shares held by Maben CAGJ, LTD.

(8)	Mary Ann Anderson, as a natural person, has voting and dispositive power over the shares held by McCollins, LLC.

(9)	Martin Snow, as a natural person, has voting and dispositive power over the shares held by MS Properties Group 4, LLC.

(10)	Paul D. Upwall and Jennifer S. Upwall, as Trustees, have voting and dispositive power over the shares held by Paul D. Upwall and Jennifer S. Upwall Family Trust.

(11)	Paulene Roylance, as Trustee, has voting and dispositive power over the shares held by Paulene Roylance Trust.

(12)	R. Gary Winger, as a natural person, has voting and dispositive power over the shares held by R. Gary Winger, IRA.

(13)	Robert Tod Monsen, as a natural person, has voting and dispositive power over the shares held by R. Tod Monsen, IRA.

(14)	David J. Sims and Bjorg J. Sims, Trustees, have voting and dispositive power over the shares held by The Sims Family Revocable Trust.

(15)	Tim L. Davies, as a natural person, has voting and dispositive power over the shares held by Tim L. Davies, IRA.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the resale of these Shares by the stock holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of the offered Shares:

●	sales on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

●	to or through underwriters, brokers or dealers;

●	directly to one or more purchasers;

●	through agents;

●	“at the market offerings” to or through market makers or into an existing market for the securities;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	short sales (including short sales “against the box”);

●	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts and other obligations;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

●	through the distributions of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, funds, employees, directors or Stockholders;

●	in option transactions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of each sale.

The selling stockholders may transfer their Shares in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer the Shares of in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Offers to purchase securities may be solicited directly by the selling stockholders and the sale thereof may be made by the selling stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling stockholders may use electronic media, including the internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities. The underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

The selling stockholders may offer the securities covered by this prospectus supplement into an existing trading market on the terms described herein. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in a prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

The selling stockholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus supplement is delivered, the selling stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling stockholders in amounts to be negotiated immediately before the sale. Such compensation may be in excess of customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. The selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. The selling stockholders may enter into options or other transactions with broker-dealers or other financial institution that involve the delivery of the shares offered hereby to the broker-dealers or other financial institution, who may then resell or otherwise transfer those securities.

A Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of Shares to its members, partners or stockholders. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file an amendment or supplement to this prospectus supplement in order to permit the distributees to use this prospectus supplement to resell the common stock acquired in the distribution. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable Shares pursuant to the distribution through this registration statement. A Selling Stockholder that is an individual may make gifts of Shares covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file an amendment or supplement to this prospectus supplement naming such donees. Unless the context otherwise requires, as used in this prospectus supplement, “Selling Stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a Selling Stockholder as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus supplement, and any such persons will be named in an amendment or supplement to this prospectus supplement.

The selling stockholders and any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in an amendment or supplement to this prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable amendment or supplement to this prospectus supplement.

The aggregate proceeds to the selling stockholders from the sale of any securities will be the purchase price of such securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the selling stockholders (or their affiliates) in the ordinary course of business. The selling stockholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable amendment or supplement to this prospectus supplement.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus supplement by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the selling stockholders and their respective affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus supplement.

To the extent required, this prospectus supplement may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, the selling stockholders may sell the securities offered under Rule 144 or pursuant to any other available exemptions from the registration requirements of the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale.

LEGAL MATTERS

The validity of the offered securities will be passed upon by Squire Patton Boggs (US), LLP.

EXPERTS

The consolidated financial statements of National Bank Holdings Corporation as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

NATIONAL BANK HOLDINGS

CORPORATION

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We and/or one or more selling stockholders to be identified in the future may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we and/or the selling stockholders offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered, and, if one or more of the selling stockholders are offering and selling securities, specific information about the selling stockholder(s). These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NBHC.” We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 41 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 9 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2022

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we and/or the selling stockholders offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. In addition, if one or more selling stockholders sells securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” No one may use this prospectus to sell any securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

All references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean National Bank Holdings Corporation and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, which registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 23, 2022;

•	Quarterly Reports on Form 10-Q for quarters ended March 31, 2022, filed on May 3, 2022, and June 30, 2022, filed on August 2, 2022;

•	Current Reports on Form 8-K, filed on January 20, 2022 (one of two reports), April 5, 2022, April 20, 2022, May 3, 2022, May 5, 2022, July 22, 2022, and August 2, 2022, (other than the portions of those documents deemed furnished and not filed);

•	The Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2022; and

•	The description of our capital stock set forth in the Registration Statement on Form 8-A, filed on September 17, 2012, as such description has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 23, 2022, including any amendments or reports filed for the purpose of updating such descriptions.

This prospectus also incorporates all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and deemed not to be filed in current reports on Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

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You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, Colorado 80111
Attention: Investor Relations
Telephone: (720) 554-6680

In addition, we maintain a corporate website, www.nationalbankholdings.com. We make available, through our website (by clicking “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we nor any selling stockholder have authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects.

Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Difficulties and delays in integrating the mergers of NBHC, Community Bancorporation, and Bancshares of Jackson Hole Incorporated (the “mergers”) business or fully realizing cost savings and other benefits;

•	our ability to obtain regulatory approval for Bancshares of Jackson Hole Incorporated and meet other closing conditions for the mergers on the expected terms and schedule;

•	delay in closing the mergers;

•	our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans;

•	business and economic conditions generally and in the financial services industry;

•	effects of any potential government shutdowns;

•	economic, market, operational, liquidity, credit and interest rate risks associated with our business;

•	effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	changes imposed by regulatory agencies to increase our capital to a level greater than the current level required for well capitalized financial institutions;

•	effects of inflation, including its associated impact on labor costs, as well as, interest rate, securities market and monetary supply fluctuations;

•	changes in the economy or supply-demand imbalances affecting local real estate values;

•	changes in consumer spending, borrowings and savings habits;

•	with respect to our mortgage business, our inability to negotiate our fees with Fannie Mae, Freddie Mac, Ginnie Mae or other investors for the purchase of our loans, our obligation to indemnify purchasers or to repurchase the related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio;

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•	our ability to identify potential candidates for, obtain regulatory approval for, and consummate, acquisitions, consolidations or other expansion opportunities on attractive terms, or at all;

•	our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected time-frames, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions;

•	our ability to realize the anticipated benefits from enhancements or updates to our core operating systems from time to time without significant change in our client service or risk to our control environment;

•	our dependence on information technology and telecommunications systems of third-party service providers and the risk of system failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information;

•	our ability to achieve organic loan and deposit growth and the composition of such growth;

•	changes in sources and uses of funds, including loans, deposits and borrowings;

•	increased competition in the financial services industry, nationally, regionally or locally, resulting in, among other things, lower returns;

•	continued consolidation in the financial services industry;

•	our ability to maintain or increase market share and control expenses;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the trading price of shares of the Company’s stock;

•	the effects of tax legislation, including the potential of future increases to prevailing tax rates, or challenges to our position;

•	our ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets;

•	costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations, reviews or other inquiries; and changes in regulations that apply to us as a Colorado state-chartered bank;

•	technological changes;

•	the timely development and acceptance of new products and services, including in the digital technology space and our digital solution 2UniFi, and perceived overall value of these products and services by our clients;

•	changes in our management personnel and our continued ability to attract, hire and retain qualified personnel;

•	ability to implement and/or improve operational management and other internal risk controls and processes and our reporting system and procedures;

•	regulatory limitations on dividends from our bank subsidiary;

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•	changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	widespread natural and other disasters, dislocations, political instability, pandemics, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically;

•	a cyber-security incident, data breach or a failure of a key information technology system;

•	adverse effects due to the novel Coronavirus Disease 2019 “COVID-19” on the Company and its clients, counterparties, employees and third-party service providers, and the adverse impacts on our business, financial position, results of operations and prospects;

•	impact of reputational risk on such matters as business generation and retention;

•	other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and

•	our success at managing the risks involved in the foregoing items.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer and the common stock the selling stockholders may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we and/or the selling stockholders may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We and/or the Selling Stockholders May Offer

We and/or the selling stockholders may use this prospectus to offer securities from time to time in one or more offerings. A prospectus supplement, which we will provide each time we and/or the selling stockholders offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We and/or the selling stockholders will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and/or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and/or the selling stockholders, as well as any agents acting on our behalf and/or on behalf of the selling stockholders, as applicable, reserve the sole right to accept or to reject in whole or in part any proposed purchase of such securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We and/or the selling stockholders may sell our common stock. In a prospectus supplement, we and/or the selling stockholders will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

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Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of the record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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NATIONAL BANK HOLDINGS CORPORATION

National Bank Holdings Corporation is a bank holding company that was incorporated in the State of Delaware in 2009. The Company is headquartered in Greenwood Village, Colorado, and its primary operations are conducted through its wholly owned subsidiary, NBH Bank (the “Bank”). The Company provides a variety of banking products and services to both commercial and consumer clients through a network of 81 banking centers, as of June 30, 2022, located primarily in Colorado and the greater Kansas City region, and through online and mobile banking products and services. As of June 30, 2022, we had $7.2 billion in assets, $4.8 billion in loans, $6.2 billion in deposits and $0.8 billion in Stockholders’ equity.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 2 of this prospectus.

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USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds to us from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

We will not receive any proceeds from the sale of securities by the selling stockholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities-Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

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•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

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•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

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Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for NBH Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of NBH Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

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Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•	default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.

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A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, National Bank Holdings Corporation and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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•	reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “-Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to National Bank Holdings Corporation;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

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Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than National Bank Holdings Corporation, is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)	pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)	perform and observe all of our other obligations under the indentures and supplemental indentures; and

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(3)	we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)	depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

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(3)	paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•	the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•	until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled to shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to National Bank Holdings Corporation whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of National Bank Holdings Corporation for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by National Bank Holdings Corporation, (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of National Bank Holdings Corporation, or to secure the payment of revenue bonds issued for the benefit of National Bank Holdings Corporation whether contingent or otherwise;

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(ii)	any debt of others described in the preceding clause (i) which National Bank Holdings Corporation has guaranteed or for which it is otherwise liable;

(iii)	the obligation of National Bank Holdings Corporation as lessee under any lease of property which is reflected on National Bank Holdings Corporation’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of National Bank Holdings Corporation to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of National Bank Holdings Corporation and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

In this section we describe certain features and rights of our capital stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Delaware General Corporation Law (the “DGCL”), our Second Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) and our Second Amended and Restated Bylaws (our “bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part Our certificate of incorporation authorizes us to issue 200,000,000 shares of Class A common stock, $0.01 par value per share, or our “Class A common stock,” 200,000,000 shares of Class B non-voting common stock, $0.01 par value per share, or our “Class B non-voting common stock” and together with Class A common stock, our “common stock”, and 50,000,000 shares of preferred stock, $0.01 par value per share, or “preferred stock.”

Common Stock

Class A Common Stock and Class B Non-Voting Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

As of August 23, 2022, there were 30,081,122 outstanding shares of Class A common stock, excluding 170,375 shares of restricted Class A common stock issued but not yet vested, and no shares of Class B non-voting common stock outstanding.

Our certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A common stock and Class B non-voting common stock will be treated equally and identically.

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class B non-voting common stock have no voting power, and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of the Class B non-voting common stock voting separately as a class. Except as otherwise provided by law, our certificate of incorporation or our bylaws, or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

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Conversion of Class B Non-Voting Common Stock. Each share of Class B non-voting common stock is convertible into a share of Class A common stock at the option of the holder. However, each share of Class B non-voting common stock is not convertible in the hands of the initial holder and is only convertible at the time it is transferred to a third party unaffiliated with such initial holder, subject to the transfer restrictions described in the next sentence, if and only to the extent such conversion would not, after giving effect to such conversion, cause the transferee (together with such transferee’s related persons and any persons with which such transferee is acting in concert) to own, control or have the power to vote shares in excess of the ownership limit described below. Shares of Class B non-voting common stock may only be transferred through one or more of the following alternatives: (1) to an affiliate of a holder or to the Company, (2) in a widely dispersed public offering, (3) in a private sale in which no purchaser would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities or (4) to a purchaser acquiring majority control of the Company notwithstanding such transfer.

Dividends. Holders of Class A common stock and Class B non-voting common stock are equally entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A common stock or Class B nonvoting common stock unless shares of Class A common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of Class A common stock shall only be entitled to receive shares of Class A common stock.

Liquidation Distribution. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of our Class A common stock and Class B non-voting common stock are entitled to receive an equal amount per share of all the assets of the Company of whatever kind available for distribution to holders of Class A common stock and Class B non-voting common stock, after the rights of the holders of the preferred stock have been satisfied.

Board of Directors. Each member of our board of directors is elected annually and serves for a one-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Preemptive or Other Rights. Our stockholders have no conversion, preemptive or other subscription rights (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock as described in “-Conversion of Class B Non-Voting Common Stock” above) and there are no sinking fund or redemption provisions applicable to our common stock.

No Action by Written Consent. Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

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Preferred Stock

No shares of preferred stock are currently outstanding. Our certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more new classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, by our Chief Executive Officer or by a majority vote of our entire board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-Initiated Bylaw Amendments

Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then-outstanding shares. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors by a majority vote.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B non-voting common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•	before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares of common stock held by directors, officers and employee stock plans; or

•	on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is to be determined whether such person is an interested stockholder.

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Common Stock and Preferred Stock - Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

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Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

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Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, shares of our common stock or preferred stock, or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between National Bank Holdings Corporation and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of National Bank Holdings Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

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•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by National Bank Holdings Corporation, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of National Bank Holdings Corporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

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DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase our debt securities, shares of our common stock or our preferred stock, depositary shares or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

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•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights..

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

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DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

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DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of National Bank Holdings Corporation, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

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SELLING STOCKHOLDERS

We may register securities covered by this prospectus for re-offers and resales by selling stockholders. We may add secondary sales of securities by any selling stockholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholders may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as described in the applicable prospectus supplement.

Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares in transactions exempt from the registration requirements of the Securities Act. We may pay expenses we incur with respect to the registration of the securities owned by selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling stockholders.

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PLAN OF DISTRIBUTION

We and/or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through registered sales pursuant to a resale prospectus supplement pursuant to Rule 424(b);

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling stockholders may enter into option, share lending or other types of transactions that require us and/or the selling stockholders to deliver shares of common stock or preferred stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock or preferred stock under this prospectus. We and/or the selling stockholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock or preferred stock by underwriters, brokers or dealers;

•	sell shares of common stock or preferred stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock or preferred stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock or preferred stock under this prospectus; or

•	loan or pledge the shares of common stock or preferred stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling stockholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

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Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling stockholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

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Agents and underwriters may be entitled to indemnification by us and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on the NYSE. We expect that any Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities, Class B common stock or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us and/or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling stockholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling stockholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

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If we and/or the selling stockholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling stockholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling stockholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling stockholders do not enter into a standby underwriting arrangement, we and/or the selling stockholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling stockholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling stockholders or perform services for us and/or the selling stockholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling stockholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Squire Patton Boggs (US) LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of National Bank Holdings Corporation as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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